As filed with the Securities and Exchange Commission on April 6, 2015	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CYTOSORBENTS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	98-0373793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7 Deer Park Drive, Suite K Monmouth Junction, New Jersey 08852
(Address of Principal Executive Offices)
CytoSorbents Corporation 2014 Long-Term Incentive Plan
(Full title of the plan)
Phillip Chan, MD President and Chief Executive Officer CytoSorbents Corporation 7 Deer Park Drive, Suite K Monmouth Junction, New Jersey 08852 (732) 329-8885
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including all communications sent to the agent for service, should be sent to:

David C. Schwartz, Esq.
DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
(973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.001 per share	2,400,000	$13.45	$32,280,000	$3,750.94

(1)	On December 3, 2014, 2,400,000 shares of common stock were authorized for issuance under the CytoSorbents Corporation 2014 Long-Term Incentive Plan, in accordance with the provisions of the plan. This Registration Statement covers such 2,400,000 shares of common stock.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the CytoSorbents Corporation 2014 Long-Term Incentive Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the reported high and low sales prices per share of the common stock of CytoSorbents Corporation, on March 31, 2015 as reported by the NASDAQ Capital Market.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

CytoSorbents Corporation (the “Registrant” or “CytoSorbents”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 31, 2015, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is set forth the audited financial statements for the Registrant’s fiscal year ended December 31, 2014;

(b)	The Registrant’s Current Reports on Form 8-K, filed on January 14, 2015 and April 3, 2015; and

(c)	The description of our common stock contained in the Registration Statement on Form 8-A12B filed with the Securities and Exchange Commission on December 17, 2014.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”) or (iv) for any transaction from which the director derives any improper personal benefit. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Registrant, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be relieved of liability to the fullest extent permitted by the DGCL, as amended.

Our Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, that except as provided in Section 7.2 of the Bylaws, the Registrant shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board, (c) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the DGCL, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL.

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Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Item
Exhibit 4.1	First Amended and Restated Certificate of Incorporation, dated December 3, 2014, incorporated by reference from Exhibit 3(i).4 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.
Exhibit 4.2	Bylaws of the Company, incorporated by reference from Exhibit 3(ii).1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.
Exhibit 5.1	Legal Opinion of DLA Piper LLP (US) (filed herewith).
Exhibit 23.1	Consent of WithumSmith+Brown, PC (filed herewith).
Exhibit 23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
Exhibit 24.1	Power of Attorney (included on signature page).
Exhibit 99.1	CytoSorbents Corporation 2014 Long-Term Incentive Plan (filed herewith).
Exhibit 99.2	Forms of Incentive Stock Option Notice and Incentive Stock Option Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan (filed herewith).
Exhibit 99.3	Forms of Nonstatutory Stock Option Notice and Nonstatutory Stock Option Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan (filed herewith).
Exhibit 99.4	Forms of Restricted Stock Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan (filed herewith).

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Item 9. Undertakings.

A.      The undersigned Registrant hereby undertakes:

(i)                   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)                 To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)                 To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i)(a) and (i)(b) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(ii)                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monmouth Junction, New Jersey, on April 6, 2015.

CYTOSORBENTS CORPORATION

By:	/s/ Phillip Chan
Phillip Chan, MD
Chief Executive Officer

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POWER OF ATTORNEY

We, the undersigned officers and directors of CytoSorbents Corporation, hereby severally constitute and appoint Phillip Chan and Kathleen P. Bloch, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CytoSorbents Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Phillip Chan Phillip Chan, MD	Chief Executive Officer (Principal Executive Officer) and Director	April 6, 2015

/s/ Kathleen P. Bloch Kathleen P. Bloch	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2015

/s/ Al Kraus Al Kraus	Chairman of the Board	April 6, 2015

/s/ Edward R. Jones Edward R. Jones	Director	April 6, 2015

/s/ James Gunton James Gunton	Director	April 6, 2015

/s/ Alan D. Sobel Alan D. Sobel	Director	April 6, 2015

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EXHIBIT INDEX

Exhibit Number	Item

Exhibit 4.1	First Amended and Restated Certificate of Incorporation, dated December 3, 2014, incorporated by reference from Exhibit 3(i).4 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.
Exhibit 4.2	Bylaws of the Company, incorporated by reference from Exhibit 3(ii).1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.
Exhibit 5.1	Legal Opinion of DLA Piper LLP (US) (filed herewith).
Exhibit 23.1	Consent of WithumSmith+Brown, PC (filed herewith).
Exhibit 23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
Exhibit 24.1	Power of Attorney (included on signature page).
Exhibit 99.1	CytoSorbents Corporation 2014 Long-Term Incentive Plan (filed herewith).
Exhibit 99.2	Forms of Incentive Stock Option Notice and Incentive Stock Option Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan (filed herewith).
Exhibit 99.3	Forms of Nonstatutory Stock Option Notice and Nonstatutory Stock Option Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan (filed herewith).
Exhibit 99.4	Forms of Restricted Stock Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan (filed herewith).

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